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                                                                    EXHIBIT 99.1

                   OVERTURE TO ACQUIRE SEARCH ENGINE ALTAVISTA

     Combination Enables Overture To Offer Significantly Enhanced Web Search
                                   Capability

PASADENA and PALO ALTO, Calif., February 18, 2003 -- Overture Services, Inc. [Nasdaq: OVER], the world's leading provider of Pay-For-Performance search to Web sites across the Internet, and AltaVista Company, a pioneer in Web search technology, and a majority owned operating company of CMGI, Inc. [Nasdaq: CMGI], today announced that they have signed a definitive agreement under which Overture will acquire AltaVista's business for $140 million in cash and stock.

The acquisition will enable Overture to offer a significantly enhanced Web search solution to portals, Internet service providers (ISPs) and other destination sites, as well as additional marketing opportunities to the company's large base of advertisers. AltaVista's advanced algorithmic search technology, which crawls the Web and returns relevant search results in response to users' queries, strategically complements Overture's market-leading technology in commercial search. Additionally, AltaVista's Web site will allow Overture to test and refine new products and services in a live setting, and its suite of search-related technology patents will help support Overture's entry into algorithmic search.

The company will pay AltaVista in Overture common stock currently valued at $80 million, plus $60 million in cash, and will assume certain of AltaVista's liabilities. The purchase, which is subject to customary approvals and certain other conditions, is expected to close in April and be accretive to Overture's earnings by mid-2004.

AltaVista's advanced Web search capability is powered by its precise, algorithmic matching technology. Supported by this technology, AltaVista offers paid inclusion products, which ensure that businesses' Web sites are included in its index. Overture said it plans to enhance AltaVista's paid inclusion products and offer its advertisers additional high-return marketing vehicles intended to drive targeted customer leads.

Overture said it plans to use the AltaVista Web site as a way to test new search services and marketing products for its advertisers. The company also said it plans to syndicate these products to its global distribution network, as well as potential new partners.

AltaVista is a pioneer in Internet search. Since its establishment in 1995, the company has been awarded the most search-related patents in the industry. As part of the agreement, Overture will assume ownership of AltaVista's 58 search technology patents and other patent-pending applications. AltaVista's patents cover the fundamental areas of Web crawling, indexing and ranking, as well as search query processing and serving of results to users.

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Headquartered in Palo Alto, Calif., AltaVista has approximately 250 employees worldwide and serves search results in 25 languages.

The securities to be issued by Overture in connection with the transaction described herein will not be, and have not been, registered under the Securities Act of 1933, and may not be offered or sold in the United States absent registration, or an applicable exemption from the registration requirements, under the Securities Act of 1933.

Conference Call Details
Overture will be holding a conference call to discuss today's news at 5 PM Eastern/2PM Pacific. To participate via telephone, please dial 1-888-390-3404 (passcode OVER). To participate via the Internet, log on to www.overture.com 15 minutes prior to the start of the call to download any necessary software. A replay of the call will be available at www.overture.com shortly after the live call ends.

About Overture
Overture (Nasdaq: OVER) is the world's leader in Pay-For-Performance search on the Internet. The company created the market for Pay-For-Performance search by redefining how businesses market online. In the fourth quarter of 2002, Overture facilitated 563 million paid introductions on a worldwide basis between consumers and its 80,000 advertisers, who bid for placement on relevant search results and pay Overture only when a consumer clicks on their listing. Following a rigorous screening for user relevance by Overture's editorial team, the company distributes its search results to tens of thousands of sites across the Internet, including Yahoo!, MSN and InfoSpace, making it the largest Pay-For-Performance search and advertising network on the Internet. Overture is based in Pasadena, California, with offices in New York and San Francisco, and subsidiary offices in the UK, Germany, Ireland, France, Japan and South Korea. For more information, visit www.overture.com.

Overture and Pay-For-Performance are service marks of Overture Services, Inc.

About AltaVista
Internet search pioneer AltaVista Company is a leading global provider of search services and technology. The company continues to advance Internet search with new technologies and features designed to improve the search experience for all users. Built on a foundation of over 58 technology patents, with innovations in multilingual and translation support, AltaVista provides integrated search results to give users immediate access to relevant information including Web pages, multimedia files and up-to-the-minute news. Headquartered in Palo Alto, Calif., AltaVista is a majority-owned operating company of CMGI, Inc. (Nasdaq:
CMGI). For more information see www.altavista.com.

The summary of the terms and conditions of the transaction is not intended to be a complete summary of the terms and conditions of such transactions.

About CMGI
CMGI, Inc. (Nasdaq: CMGI) provides technology and e-commerce solutions that help businesses market, sell and distribute their products and services. CMGI offers targeted


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solutions including industry-leading global supply chain management; web-based distribution and fulfillment; Web-driven direct marketing; and enterprise-oriented professional services. CMGI's corporate headquarters are located at 100 Brickstone Square, Andover, Mass. 01810. For additional information, see www.cmgi.com.

Overture Safe Harbor Statement: This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding the following: the proposed acquisition of the AltaVista business, the expected timing thereof, and the accretive nature of the transaction. Actual results may differ materially from these forward-looking statements due to risks such as: the risk that the acquisition will not close and the risk that the transaction may not be accretive. For a discussion of other risks that could cause actual results or events to differ materially from such forward-looking statements, see the discussion of "Risks That Could Affect Our Financial Condition and Results of Operations" in Overture's 10-Q filing with the SEC for the period ended September 30, 2002. Overture undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the time of this press release.

CMGI and AltaVista Safe Harbor Statement: This release contains forward-looking statements, which address a variety of subjects including, for example, the proposed acquisition of AltaVista's assets and assumption of liabilities by Overture. Important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements, including the failure to satisfy all closing conditions to the transaction. For detailed information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to CMGI's filings with the Securities and Exchange Commission, including CMGI's most recent Quarterly Report on Form 10-Q. Forward-looking statements represent management's current expectations and are inherently uncertain. CMGI does not undertake any obligation to update forward-looking statements made by the company.